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                                                                   EXHIBIT 10.67

                    OTC ISSUER STOCK OPTION MASTER AGREEMENT

                              TERMS AND CONDITIONS


        The terms and conditions below shall govern all transactions in Options (as hereinafter defined) between Goldman Sachs & Co. ("GS&Co.") and the undersigned (the "Company") if the Confirmation relating thereto refers to this Agreement. These terms and conditions are collectively referred to as the "Agreement". Please acknowledge your agreement to and acceptance of this Agreement by signing and returning the enclosed copy hereof

1.  Definitions.

As used herein, the following terms have the following meanings:

(a) American Option: An Option that may be exercised on any Business Day, except on the Expiration Date, between the hours of 9:00 A.M. and 2:30 P.M. New York time, and on the Expiration Date between the hours of 9:00 A.M. and 4:30 P.M., New York time.

(b) Averaging Period: The number of consecutive Business Days indicated in the Confirmation to be used in determining the Settlement Value, beginning on and including the Exercise Date.

(c) Business Day: A day (other than a Saturday or Sunday) that (i) Federal Reserve Member Banks in New York, NY are open for business, and (ii) the primary market for trading the Option Securities is (or, but for the existence of a Market Disruption Event, would be) open for business.

(d) Common Stock of GS&Co.: The common stock of GS&Co. The market price of the Common Stock of GS&Co. shall be equal to the closing sale price per share reported on the New York Stock Exchange, Inc.

(e) Confirmation: The written evidence of an Option delivered by GS&Co. to the Company, containing the specific terms with respect thereto. Each Confirmation, signed by both the Company and GS&Co., together with this Agreement, shall constitute the written agreement between the Company and GS&Co. with respect to the related Option. GS&Co. shall send the Confirmation to the Company by facsimile on the Trade Date (or as otherwise directed by the Company) and the Company shall immediately review the terms thereof for accuracy and, if accurate, countersign and return the Confirmation (by facsimile) to GS&Co. within one Business Day of receipt. If the Confirmation is inaccurate, GS&Co. will promptly correct the Confirmation and resend it to the Company for signature. Such confirmation delivered by GS&Co. and signed by the Company, together with this Agreement shall constitute the written agreement between the Company and GS&Co. with respect to such option.
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(f) Contract: The "trading unit" of an Option that specifies the number of
Option Securities that underlie each Option. Unless otherwise specified in the related Confirmation, a Contract shall consist of 100 shares of the Option Security, subject to adjustment as provided in Section 2.

(g) Default Payment Amount: The net amount payable in the event of an Event of Default by one party to the other, as reasonably calculated by the Non-Defaulting Party by aggregating and setting-off, as applicable, and without duplication:

        (i) the outstanding payments due (or that would have been due but for Section 6) under this Agreement to each party immediately prior to the Default Termination Date (as defined in Section 10);

        (ii) the Replacement Value of Options to be settled under Section 10 which are unexercised immediately prior to the Default Termination Date;

        (iii)  the Non-Defaulting Party's Other Expenses; and

        (iv) at the option of the Non-Defaulting Party, any Cash Performance Assurance or collateral or the liquidation value of Non-Cash Performance Assurance or collateral.

(h) Early Termination Amount: The net amount payable in the event of an Early Termination Event by one party to the other, as reasonably calculated by GS&Co. by aggregating and setting-off, as applicable, and without duplication:

        (i) the outstanding payments due (or that would have been due but for Section 6) under this Agreement to each party immediately prior to the Early Termination Date; and

        (ii) the Replacement Value of Options to be settled under Section 10 which are unexercised immediately prior to the Early Termination Date;

        (iii) at the option of the Non-Defaulting Party, any Cash Performance Assurance or collateral or the liquidation value of Non-Cash Performance Assurance or collateral.

(i) European Option: An Option that may be exercised only on the Expiration Date between the hours of 9:00 A.M. and 4:30 P.M. New York time.

(j) Exercise Date: The Business Day on which exercise of an Option is, or is deemed to be, effective.

(k) Exercise Price: The price per share, as set forth in a Confirmation, at which an Option Security may be purchased or sold or otherwise settled upon exercise of the related Option.



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(l) Expiration Date: For an American or European Option, 4:30 P.M., New York
time, on the date identified as the Expiration Date in the related Confirmation, at which time, if the Option has not been exercised, the rights granted to the holder thereunder expire and the Option is deemed terminated. If an Expiration Date is not a Business Day, then the next following Business Day shall be the Expiration Date.

(m) Major Dealer: A securities broker/dealer or bank other than an affiliate of either party selected by GS&Co., which has a net worth of at least U.S.$200,000,000 (or its equivalent) and regularly makes markets in options on securities and indices.

(n) Market Disruption Event: The occurrence, at any time during the half hour period immediately prior to the time at which a valuation of an Option will take place, of a suspension or material limitation of trading in (i) Option Securities on the primary market or (ii) options or futures on Option Securities on the primary market or on any other exchange on which such options or futures are traded. For the purposes of this definition, (X) a limitation on the hours and number of days of trading will not by itself constitute a Market Disruption Event if it results from an announced change in the regular business hours of the primary market or other relevant exchange and (Y) a limitation on trading of the Option Securities or securities generally imposed during the course of a day by reason of movements in price levels that exceed the movements permitted by the primary market or other relevant stock exchange, if GS&Co. so reasonably determines, will constitute a Market Disruption Event.

(o) Market Price: If the Option Security is listed on the New York Stock Exchange, Inc. or the American Stock Exchange, the closing sale price per share reported on the New York Stock Exchange, Inc. or on the American Stock Exchange, as applicable. If the Option Security is not listed on the New York Stock Exchange, Inc. or the American Stock Exchange, then the Market Price will be the average of the closing bid and asked prices per share quoted by The NASDAQ Stock Market or, in the event such closing bid and asked prices are not quoted, the average of the bid prices obtained by GS & Co. from Major Dealers (GS & Co. using reasonable efforts to obtain at least thee such bid prices).

(p) Option: An instrument conveying the right, but not the obligation, of the holder (purchaser) of an Option to purchase from the issuer (seller) of the Option (in the case of a "Call Option") or to sell to its issuer (in the case of a "Put Option") the number of Contracts set forth in the applicable Confirmation, subject to adjustment as provided in Section 2.

(q) Option Security: With respect to any Option, the security of the Company identified in the related Confirmation for purchase or sale upon exercise of the Option.

(r) Other Expenses: In relation to a Default Termination Date or an Early Termination Date, all reasonable costs, losses, expenses, damages or liabilities (including, without limitation, legal fees, stamp, registration, documentation and similar taxes, and value added taxes actually incurred or suffered by a party as a result of (i) the occurrence of an Early Termination Event or Event of Default with respect to or by



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the other party or (ii) the other party's breach of its material obligations hereunder, including, without limitation, the costs and expenses of all steps taken by the Non-Defaulting Party to implement, protect or enforce its rights under the Agreement and all commercially reasonable steps taken by the Non-Defaulting Party, including, without limitation, purchase or sale of Option Securities or other securities, in order to unwind any hedges or cover any market positions, provided, however, that, except as otherwise expressly recoverable hereunder, neither party hereto shall be entitled, in the event of a Default or an Early Termination of this Agreement, to recovery from the other of any consequential or punitive damages.

(s) Premium: The purchase price of an Option specified in the Confirmation.

(t) Replacement Value: With respect to an Option, the amount that would be required to be paid by or to the Non-Defaulting Party for an instrument that would have the effect of preserving the economic equivalent of the payment and/or delivery obligations of the parties under the Option that would, but for the occurrence of an Event of Default or an Early Termination Event (as the case may be), otherwise have fallen due as reasonably calculated by GS & Co. using the "Black-Scholes" or other applicable method of option valuation. In calculating the Replacement Value, GS&Co. shall use the six month volatility of the Option Security calculated over the six month period preceding the Business Day prior to the Default Termination Date, the Early Termination Date or, in the case of an Early Termination Event as specified in Section 8(v), the announcement date of such event, as the case may be.

(u) Settlement Value: The amount in U.S. dollars by which the Exercise Price exceeds the Market Price (in the case of a Put Option), or the Market Price exceeds the Exercise Price (in the case of a Call Option), in either case multiplied by the number of shares of the Option Security covered by the exercise of the Option. The Market Price shall be determined as of the Exercise Date, or, if an Averaging Period is specified in the related confirmation, the average of the Market Prices for each Business Day in the Averaging Period, subject to adjustment as provided in Section 5(f).

2. Adjustments. The Exercise Price and the Trading Units of an Option are each subject to adjustments as follows:

(a) During the term an Option is in effect (the "Exercise Period"), if any adjustment is made by the Options Clearing Corporation or its successors ("OCC") in the terms of outstanding OCC-issued options ("OCC Options") on the Option Securities, an equivalent and pro rata adjustment shall be made in the terms of such Option to the extent such adjustment is applicable on the date of any exercise of such Option. Except as provided in Section 2(b) below, no adjustments shall be made in the terms of such Option in any event that does not result in an adjustment to the terms of outstanding OCC Options on Option Securities. Without limiting the generality of the foregoing no adjustment shall be made in the terms of any option for ordinary cash dividends on Option Securities. A summary of the terms under which the OCC may make adjustments is set forth below:



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        (i) Whenever there is a dividend, stock dividend, stock distribution, stock split, reverse stock split, rights offering, distribution, reorganization, recapitalization, reclassification or similar event in respect of the Option Securities or a merger, consolidation, dissolution or liquidation of the issuer of the Option Securities, the number of option contracts, the unit of trading, the exercise price, and the Option Securities, or any of them, with respect to all outstanding option contracts open for trading in the Option Securities may be adjusted.

        (ii) All adjustments pursuant to this Section shall be made by GS&Co. by reference to actions taken by the Securities Committee of the OCC and in consultation with the Company. The Securities Committee determines whether to make adjustments to reflect particular events in respect of the Option Securities and the nature and extent of any such adjustment, based on its judgment as to what is appropriate for the protection of investors and the public interest, taking into account such factors as fairness to holders and writers of option contracts on the Option Securities, the maintenance of a fair and orderly market in options on the Option Securities, consistency of interpretation and practice, efficiency of exercise settlement procedures, and the coordination with other clearing agencies of the clearance and settlement of transactions in the Option Securities. The Securities Committee of the OCC may, in addition to determining adjustments on a case-by-case basis, adopt statements of policy or interpretation having general application to specified types of events.

        (iii) In the case of a stock dividend, stock distribution or stock split whereby one or more Option Securities are issued with respect to each outstanding Option Security, each Option covering the Option Securities shall be increased by the same number of additional rights as the number of shares issued with respect to each Option Security under the Option. The Exercise Price per share in effect immediately prior to such event shall be proportionately reduced, and the unit of trading shall remain the same.

        (iv) In the case of a stock dividend, stock distribution or stock split whereby other than a whole number of Option Securities are issued in respect of each outstanding share, the Exercise Price in effect immediately prior to such event shall be proportionately reduced, and conversely, in the case of a reverse stock split or combination of shares of the Option Security, the Exercise Price in effect immediately prior to such event shall be proportionately increased. Whenever the Exercise Price with respect to an Option has been reduced or increased in accordance with this sub-paragraph (iv), the unit of trading shall be proportionately increased or reduced, as the case may be.

        (v) In the case of any distribution made with respect to Option Securities, other than cash distributions subject to Section 2(a) and other than distributions for which adjustments are provided in sub-paragraph (iii) or (iv), if an adjustment is determined by the Securities Committee of the OCC to be appropriate, 1) the Exercise Price in effect immediately prior to such event shall be reduced by the value per share of the distributed property, in which event the unit of trading shall not be adjusted, or 2) the unit of trading in effect immediately prior to such event shall be adjusted so as to include the amount of property distributed with respect to the number of shares of the Option



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Security represented by the unit of trading in effect prior to such adjustment, in which event the Exercise Price shall not be adjusted.

        (vi) Adjustments shall as a general rule become effective on the "ex-date" established by the primary market on which the Option Securities are open for trading.

(b) If at any time during the life of an Option there shall be no outstanding OCC options on Option Securities, and an event shall occur for which an adjustment might have been required under the By-Laws, Rules and stated policies of the OCC applicable to the adjustment of OCC options, as described above, (the "OCC Adjustment Rules"), GS&Co. shall determine, applying the principles set forth in the OCC Adjustment Rules, whether to adjust the terms of such Option, and the terms of any such adjustment. Any such reasonable adjustment shall be binding on the parties.

(c) No adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease in such price of at least one U.S. cent: provided however, that any adjustment which by reason of this Section 2(c) is not required to be made shall be carried forward and taken into account (as if such adjustment had been made at the time when it would have made but for the provisions of this Section 2(c)) in any subsequent adjustment. All calculations under this Section 2(c) shall be made to the nearest U.S. cent with five tenths or more of a U.S. cent to be considered (rounded up) a full cent.

(d) If the Exercise Date falls on or after a date with effect from which an adjustment takes retroactive effect pursuant to any of the provisions of this
Section 2 and such adjustment has not yet been reflected on such Exercise Date, the Settlement Value will be adjusted to reflect the additional Option Securities, being equal to the excess of the number of the Option Securities which would have been used in the calculation of the Settlement Value at such retroactively adjusted Exercise Price over the number of Option Securities covered by the Option immediately prior to such adjustment.

3.  Exercise Procedure; Automatic Exercise.

(a) An Option may be exercised in accordance with its terms by the holder thereof by giving notice of exercise either orally or in writing to the person specified for such purpose by the writer of such Option in the space provided below the signature block of this Agreement or as otherwise notified in writing by the writer of such Option to the holder of such Option. Oral notice of exercise shall be confirmed in writing by 2:30 P.M. New York time on the following Business Day. An Option may be exercised only in whole and not in part unless "Exercisable in part" is specified in the related Confirmation.

(b) If the holder of an Option has not given notice of exercise or notice of intent not to exercise to the writer by 4:30 P.M., New York time, on the Expiration Date, the Option shall be deemed to have been exercised by the holder if such Option is in-the-money based upon the Market Price on the Expiration Date. An Option is "in the money" as of 4:30 P.M. on the Expiration Date if the Settlement Value of the unexercised portion of



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such Option is based on an amount equal to or greater than twenty-five cents
($.25) per underlying Option Security. Each party shall attempt to notify the other party of such automatic exercise as soon as practicable but in any case by
4.30 p.m. New York time on the Business Day following the Expiration Date. Failure or inability to give such notice will not affect the validity of exercise pursuant to this Section 3(b).

4. Exercise Limit. If an Option is an American style option, the maximum aggregate number of shares of the Option Security as to which such Option and any similar (i.e., put or call) Option then outstanding may be exercised by the holder on any Business Day is the number of shares, if any, specified in the related Confirmation as the "Exercise Limit".

5.  Settlement upon Exercise.

(a) If "Physical Settlement" is specified in the related Confirmation, within three Business Days following the Exercise Date (or such other period as agreed to by the Company and GS&Co.) payment for the Option Securities relating to that Option exercise shall be made at the Exercise Price per share therefor in clearing house funds against delivery of such Option Securities. Option Securities will be delivered in good transferable form as is customary for that type of Option Security. Whenever an Option Security is transferable or deliverable by book entry at a depository or clearing house at which both parties or their clearing agents are members, such method shall be used to effect transfer or delivery. Physical delivery shall only be made if the transfer or delivery cannot be effected reasonably through a depositary or clearinghouse.

(b) If "Cash Settlement" is specified in the related Confirmation, an Option shall be settled by a payment in clearing house funds of an amount equal to the Settlement Value on the third Business Day following the Exercise Date or as otherwise stated in the Confirmation or agreed to by the Company and GS&Co.

(c) If "Physical Settlement" is specified in the related Confirmation and "Cash Settlement at Company's Election" is specified in such Confirmation, then, unless the Company has notified GS&Co. that the Option will settle for cash pursuant to Section 5(b) above at least two Business Days before the Exercise Date (or such other period as may be specified in the related Confirmation), the Option will settle by physical delivery of the Option Securities pursuant to
Section 5(a) above. Such notice may be given orally or in writing. Oral notice shall be confirmed by 4:30 P.M. New York time on the following Business Day.

(d) If "Net Share Settlement" is specified in the related Confirmation, then the Company may elect to have the related Option settled by payment of the Settlement Value in shares of the Option Security by giving notice of such election to GS&Co. not less than five Business Days before the Exercise Date.

        If Net Share Settlement applies, settlement shall be made by delivery of the number of shares of the Option Security equal in value to the Settlement Value, with such shares valued based on the average of the Market Prices for the consecutive



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Business Days in the Net Share Valuation Period. The "Net Share Valuation
Period" shall commence on (but exclude) the final Business Day of the applicable Averaging Period and end on (and include) the date which follows it by the same number of Business Days in the Averaging Period. If no Averaging Period is indicated on the Confirmation, the Net Share Valuation Period shall be deemed to be the Business Day following the Exercise Date. Delivery of such shares shall be made "free" in good transferable form by the third Business Day following the last day of the Net Share Valuation Period.

        Net Share Settlement of an Option issued by the Company is subject to
Section 8, Section 9 and Section 10 hereof and the following conditions: the Company at its sole expense shall (i) have, prior to the Exercise Date, registered pursuant to an effective registration statement reasonably satisfactory to GS&Co. (the "Registration Statement") filed under the Securities Act of 1933, as amended, (the "Securities Act") the offering and sale by GS&Co. of not less than 150% of the shares of the Option Security necessary to fulfill the Net Share Settlement delivery obligation by the Company (determining the number of such shares to be registered on the basis of the average of the Market Prices on the five (5) Business Days prior to the Exercise Date); (ii) maintain the effectiveness of the Registration Statement from the Exercise Date until the earlier of (a) the one year anniversary of the Exercise Date and (b) the date GS&Co. has sold all shares to be delivered by the Company in satisfaction of its Net Share Settlement obligations, (iii) have entered into an underwriting agreement with GS&Co. and/or its designee(s) in a form reasonably satisfactory to GS&Co., prior to the Exercise Date, covering the shares to be delivered by the Company in satisfaction of its Net Share Settlement obligations, (iv) have delivered to GS&Co. prior to the Exercise Date such number of prospectuses relating thereto as GS&Co. shall have reasonably requested and shall promptly update and provide GS&Co. with replacement prospectuses as necessary to ensure the prospectus does not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, (v) have delivered to GS&Co. prior to the Exercise Date an opinion of counsel and an accountant's comfort letter with respect to the Registration Statement and prospectus in each case as is customary in underwritten public offerings, (vi) have taken all steps necessary for the shares sold by GS&Co. to be listed or quoted on the primary exchange or quotation system that the Option Securities are listed or quoted on, (vii) entered into an indemnification agreement reasonably acceptable to GS&Co. covering the information contained in such Registration Statement and prospectus and (viii) take such action as is required to ensure that GS&Co.'s sale of the Option Securities does not violate, or result in a violation of, the federal securities laws. If any of these conditions are not satisfied on or after the Exercise Date and prior to the delivery of the Option Securities by the Company, GS&Co. may require such Option to be settled, at its option in cash pursuant to
Section 5(b) or physically pursuant to Section 5(a). Subject to the next Section, if any of these conditions are not satisfied at any time after the delivery of the Option Securities by the Company, GS&Co. may require the Company to repurchase any or all of the unsold Option Securities, upon three Business Days notice, for cash at the Market Price per Option Security used to determine the



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Settlement Value; provided, however, that the Company has the right (the
"Black-out Right"), at any time following the delivery of Net Share Settlement shares to GS&Co., notify GS&Co. that the then-current prospectus, in the Company's judgment, requires amendment; provided, further, that in such case,
(x) the Company shall file an appropriate amendment reasonably satisfactory to GS&Co. within five (5) Business Days; (y) GS&Co. shall not use any prior prospectus pending such amendment, and (z) if such amendment is not so filed or a prospectus reasonably acceptable to GS&Co. cannot be used by GS&Co. for not less than five (5) consecutive business days following the filing of the amendment, GS&Co. shall have the right to require repurchase by the Company on demand of all unsold Option Securities delivered hereunder at the market price per Option Security used to determine the Settlement Value.

(e) Settlement for Fair Value. On any Business Day prior to the Expiration Date, the Company may request that GS&Co. provide a Settlement Value for the Net Share Settlement of an Option or portion thereof, by orally notifying GS&Co. of the number of Contracts (and underlying Option Securities) for which such request applies. The Company shall deliver written confirmation to GS&Co. of such request by 2:30 P.M. New York time on the following Business Day. Upon receipt of such request, GS&Co. will quote to the Company a Settlement Value. If the Company accepts such Settlement Value, it shall notify GS&Co. of its irrevocable election to Cash Settle or Net Share Settle such Option (or portion thereof) and deliver written confirmation of such irrevocable acceptance by 2:30 P.M. New York time on the Business Day (the "Notification Date") following the date GS&Co. quotes such Settlement Value. Where an Option is to be Cash Settled by Settlement for Fair Value, the options shall settle on the third Business Day following the Notification Date by payment in clearing house funds to the holder of the Option of an amount equal to the Settlement Value. Where an Option is to be Net Share Settled by Settlement for Fair Value, the options shall settle on the third Business Day following the Notification Date by delivery to the holder of the Option of a number of shares of the Option Security equal to the Settlement Value in the manner specified in Section 5(a), with such shares valued based on the Market Price on the Business Day following the Notification Date. Where settlement pursuant to this Section 5(e) would entail a delivery of Option Securities by the Company to GS&Co., then delivery of such Option Securities under this Section 5(e) is subject to the conditions precedent set forth in Section 5(d) (with the Notification Date being the Exercise Date for purposes of such conditions) and, if the Company fails to satisfy such conditions, GS&Co. shall have the rights specified in Section 5(d).

(f) With respect to any Option that is to be cash-settled or that is to be settled by Net Share Settlement, if GS&Co. determines that a Market Disruption Event is occurring on what would otherwise be the Exercise Date, then the Exercise Date shall be the next Business Day on which a Market Disruption Event is not occurring, provided that if a Market Disruption Event is still subsisting on the fifth Business Day after the Exercise Date, then such fifth Business Day shall be the Exercise Date and GS&Co. shall determine the Market Price as of such fifth day. In the event that GS&Co. determines that a Market Disruption Event is occurring on a Business Day in an Averaging Period or a Net Share Valuation Period, then such period shall be extended so that the number of Business Days in such period on which a Market Disruption Event is not occurring



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equals the number of days indicated in the Confirmation for the Averaging
Period, provided that if a Market Disruption Event is subsisting for five Business Days, then such fifth Business Day shall be deemed to conclude the Averaging Period or the Net Share Valuation Period.

(g) Adjustment of number of shares of the Option Security used to Net Share Settle. If (i) the Company elects to Net Share Settle under subsection (d) or
(e) hereof, (ii) the Company elects to exercise its Black-out Right under subsection (d) hereof, and (iii) on the Business Day that GS&Co. is first able to use a prospectus reasonably satisfactory to it to sell Option Securities (the "Restart Date") the Market Price of the Option Securities is less than the Market Price of the Option Securities used to determine the Settlement Value, then, on or before the Restart Date, the Company shall deliver an additional number of shares of the Option Security (the "Top-up Shares") so that (x) equals
(y) where (x) is the Market Price of the Option Securities on the Restart Date multiplied by the number of Top-up Shares and (y) is the difference between the Market Price of the Option Securities used to determine the Settlement Value and the Market Price of the Option Securities on the Restart Date multiplied by the number of unsold Option Securities held by GS&Co. on the Restart Date prior to the delivery of the Top-up Shares.

(h) The number of shares required to be delivered by the Company pursuant to subsection (d), (e) or (g) hereof, in order that their value equals the Settlement Value shall be rounded up to the next whole number and GS&Co. undertakes to return to the Company, if applicable, an amount of cash equal to the value of the fraction of a share of the Option Security that exceeds the Settlement Value.

6. No Event of Default or Early Termination Event . Each obligation of a party in respect of each Option to make a payment or deliver Option Securities is subject to the condition precedent that no Event of Default or Early Termination Event (or event that, with the lapse of time or the giving of notice or both, would become an Event of Default) in each case by or with respect to the other party has occurred and is continuing.

7.  Representations, Warranties and Covenants.

(a) At the time of this Agreement and at the time each Option is entered into, the Company and GS&Co. each represent and warrant to and covenant with the other with respect to this Agreement and each Option that:

        (i) each party is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

        (ii) this Agreement has been duly authorized, executed and delivered by such party and constitutes its valid and legally binding obligation, enforceable against such party in accordance with its terms; and the issuance, sale and purchase, as the case may be, of each Option will be duly authorized, executed and, when delivered by such party, will constitute the valid and legally binding obligation of such party



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enforceable against such party in accordance with the terms thereof (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

        (iii) the execution and delivery of this Agreement by such party does not, and the performance by it of its obligations hereunder and under each Option will not, violate, conflict with or constitute a breach under any law applicable to it, any provision of its constitutional documents, any order or judgement of any court or other agency of government applicable to it or any agreement or instrument to which it is party or which is binding on any of its properties;

        (iv) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

        (v) no Event of Default or, to its knowledge, Early Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement; and

        (vi) there is not pending or, to its knowledge, threatened against it any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement.

(b) At the time of this Agreement and at the time each Option is entered into, each party represents and warrants to the other that it has the power (corporate or otherwise) to enter into Option transactions.

(c) In addition to the foregoing, the Company represents and warrants to GS&Co. that as of the date hereof and as of the trade date of each Option:

        (i) the Company's most recent Annual Report on Form 10-K, together with all reports subsequently filed by the Company pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), when filed did not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and the Company is not in possession of any material non-public information that would make it unlawful for the Company to effect transactions in its own securities;

        (ii) it has taken such advice from its legal, tax and accounting advisors as it has deemed necessary prior to entering into this Agreement, is not relying on GS&Co. for any such advice regarding this Agreement or any action either party may take or refrain from taking thereunder, including, without limitation, the purchase or writing of Options;

        (iii) it is fully familiar with the purposes, techniques and uses of options and understands and accepts the risks involved in their use. It understands and acknowledges that GS&Co. may, at its own expense, liability and risk, hedge its exposure with respect to Options and that such hedging may involve transactions in Option Securities or options or other derivatives in respect thereof (collectively "Hedging Transactions"), such Hedging Transactions may be effected at any time and the Company shall not have any financial interest in or any right to direct the amount or timing of such Hedging Transactions;

        (iv) it confirms that it is familiar with the rules of the National Association of Securities Dealers, Inc. (the "NASD") applicable to the purchase and/or sale of options, including without limitation rules relating to position and exercise limits, as such limits may be in effect from time to time, and agrees that, whether acting by itself or in concert with others, it will not violate or attempt to violate any position or exercise limits established by the NASD; and

        (v) with respect to the purchase or writing of each Option, the Option Securities or securities that are convertible into, or exchangeable or exercisable for Option Securities, are not subject to a "restricted period" as such term is defined in Regulation M under the Exchange Act (a "Restricted Period") and the purchase or writing of the Option will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act. It will use its best efforts to ensure that physically-settled American Options are not exercised during a Restricted Period.

(d) In addition to the foregoing, GS&Co. represents to the Company now and as of the trade date of each Option, that (i) it will not engage in any transactions hereunder in the Option Securities (whether in connection with its hedging activities or otherwise) in violation of applicable securities laws, (ii) GS&Co. is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act, and (iii) at the time each transaction is entered into, GS&Co. is acquiring all Options for its own account and without a specific intent to distribute.

(e) In addition to the foregoing, the Company covenants that on the first Business Day of each and every calendar month until the Master Agreement is terminated, it will send to GS &Co. written confirmation that the Company's unrestricted cash balance as of the final Business Day in the previous calendar month exceeds $75,000,000. Such confirmation should be marked "Confidential" and sent by facsimile to Vincent J. DiMassimo, Credit Department, Goldman Sachs & Co. at (212) 428-1224.

8. Early Termination . If any of the following events (each an "Early Termination Event") shall occur, then (a) in the case of clauses (i), (iii), (v) and (vi), GS&Co. shall have the right to terminate and settle all (but not some) Options by providing written notice of such election to the Company, (b) in the case of clauses (ii) and (iv), the Company shall have the right to terminate and settle all (but not some) Options by providing written notice of such election to GS&Co., and (c) in the case of clause (vii), both the Company and GS&Co. shall have the right to terminate and settle all (but not some) Options by providing written notice of such election to the other party. The date of such notice shall be the "Early Termination Date". In the case of an event specified in clause (vi), the right of GS&Co. to terminate all of the Options shall expire at 5:30 pm (New York time) on the 10th Business Day after the announcement of such event. Any decision by GS&Co. not to terminate all of the Options upon the occurrence of such event shall not operate as a waiver of the right to terminate all of the Options upon the announcement of a subsequent event specified in clause (vi). The party exercising its termination rights pursuant to this
Section 8 shall have the rights and obligations of the Non-Defaulting Party and the other party shall have the rights and obligations of the Defaulting Party, each as set forth in Section 10(b) through Section 10(e):

        (i) The Market Price falls below $5.00 per share;

        (ii) The market price of the Common Stock of GS&Co. falls below $5.00 per share;

        (iii) The unsecured and unsubordinated long-term obligations of the Company are rated either below B by Standard & Poor's Rating Services or below b2 by Moody's Investors Services, Inc.;

        (iv) The unsecured and unsubordinated long-term obligations of GS&Co. are rated either below B by Standard & Poor's Rating Services or below b2 by Moody's Investors Services, Inc.;

        (v) The Company consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity, where
(a) the Company is not the surviving entity, (b) the common stock of the other entity is not traded on the New York Stock Exchange, Inc. or the American Stock Exchange, Inc. or quoted by The NASDAQ Stock Market, or (c) such entity has a market capitalization of more than 50% of the market capitalization of the Company (measured with respect to the Company and such entity without giving effect to the consolidation, amalgamation, merger or transfer of assets);

        (vi) the unrestricted cash balance of the Company falls below $75,000,000 at any time; or

         (vii) it becomes unlawful to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Option or to comply with any other material provision of this Agreement relating to an Option, due to the adoption of, or any change in, applicable law after the date on which an Option is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date.

9. Default. If any of the following events (each an "Event of Default") shall occur with respect to a party to an Option (the "Defaulting Party"), the party which is not in default (the "Non-Defaulting Party") shall have the rights set forth in Section 10(a) through Section 10(e):

        (i) the Defaulting Party fails to perform any material obligation required to be performed under this Agreement or any Option entered into hereunder, including, without limitation, the failure to pay any Premium when due, and such failure is not cured within three Business Days after receipt of notice thereof;

        (ii) the Defaulting Party repudiates any of its obligations hereunder or under any Option;

        (iii) a case in bankruptcy shall be commenced or consented to or a petition for the appointment of a receiver shall be filed by the Defaulting Party or brought against the Defaulting Party or the Defaulting Party shall make a general assignment for the benefit of creditors or admit in writing that it is unable to pay its debts as they become due, or shall suspend the transaction of its usual business or any material portion thereof or (if a corporation) shall be dissolved or shall be a party, other than the surviving party, to a merger or consolidation;

         (iv) a representation made or repeated or deemed to have been made or repeated by a party proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

        (v) the Option Securities are not listed or quoted (as the case may be) on the New York Stock Exchange, Inc., the American Stock Exchange or The NASDAQ Stock Market;

        (vi) a default, event of default or other similar condition or event in respect of the Company under one or more agreements or instruments relating to indebtedness of the Company in an aggregate amount in excess of $20,000,000 which has resulted in such indebtedness becoming due and payable shall have occurred; or a default by the Company in making one or more payments on the due date thereof in an aggregate amount in excess of $20,000,000 under such agreements or instruments (after giving effect to any applicable notice requirement or grace period) shall have occurred; or

        (vii) a default, event of default or other similar condition or event in respect of GS&Co. under one or more agreements or instruments relating to indebtedness of GS&Co. in an aggregate amount in excess of $50,000,000 which has resulted in such indebtedness becoming due and payable shall have occurred; or a default by GS&Co. in making one or more payments on the due date thereof in an aggregate amount in excess of $50,000,000 under such agreements or instruments (after giving effect to any applicable notice requirement or grace period) shall have occurred.

10. Remedies.

(a) Upon the occurrence of an Event of Default and with respect to all unexpired but unexercised Options (for which purpose a partially exercised Option is an unexercised Option but only as to the unexercised portion), the Non-Defaulting Party may by written notice to the Defaulting Party sent at any time while an Event of Default is continuing and specifying the Event of Default, elect to terminate and settle all (but not some) Options in accordance with this Section 10 on the date specified in and no earlier than the date of the notice (the "Default Termination Date").

(b) If a Default Termination Date or Early Termination Date (as the case may be) occurs, (i) GS&Co. shall reasonably calculate the Replacement Value and shall give the Company written notice thereof (including reasonable detail of the calculation thereof) and (ii) the Non-Defaulting Party shall calculate the Default Payment Amount or Early Termination Amount (as the case may be) payable by one party to the other and shall as soon as reasonably practicable give to the Defaulting Party a statement thereof.

(c) The Default Payment Amount shall be payable on the Business Day immediately after notice of its amount is given to the Defaulting Party and, unless payable by the Non-Defaulting Party, shall be paid in cash in immediately available funds together with interest thereon from (and including) the Default Termination Date to (but excluding) the date of payment at the rate, to the extent permitted by applicable law, of 2 per cent per annum above Morgan Guaranty Trust Company's prime (or base) commercial loan rate for short term borrowings as in effect from time to time.

(d) The Early Termination Amount shall be payable on the Business Day immediately after notice of its amount is given to the Defaulting Party and, unless payable by the Non-Defaulting Party, shall be payable in cash, in immediately available funds. Notwithstanding the previous sentence, if the following conditions are satisfied, the Company may elect to Net Share Settle the Early Termination Amount by delivering to GS&Co. a number of shares reasonably estimated by GS&Co. to have a value equal to 120% of the Early Termination Amount; (i) the Company shall have delivered to GS&Co. Performance Assurance equal to its Aggregate Performance Assurance Requirement in the event that it wishes to Net Share Settle the Early Termination Amount, and (ii) the conditions specified in Section 5(d) hereof are satisfied, provided that for the avoidance of doubt, the Black-out-Right shall not be available to the Company if it elects to Net Share Settle the Early Termination Amount. If after three Business Days immediately following the Early Termination Date (the third such Business Day being the "Resale Date"), the aggregate proceeds of any sales of any shares of the Option Security so delivered, net of customary fees, commissions and expenses incurred in connection with the offer and sale of the shares of the Option Security so delivered (including, but without limitation to the covering of any over-allotment or short position (syndicated or otherwise))(the "Net Proceeds") are less than the Early Termination Amount (it being understood that, subject to the following proviso, GS&Co. shall use commercially reasonable efforts to sell the shares of the Option Security on or before the Resale Date, provided that GS&Co. shall be under no obligation to sell any of such shares unless GS&Co.'s Commitments Committee, in accordance with its customary review process, shall have approved the undertaking of GS&Co. to sell the shares of the Option Security), the Company agrees to indemnify GS&Co. to the extent of such shortfall by the payment of that short-fall amount in cash, in immediately available funds, on the date that is two Business Days after the Resale Date (the "Final Payment Due Date"). Within two Business Days after the Early Termination Amount is paid in full, GS&Co. will refund in cash, in immediately available funds, any excess of the Net Proceeds over the Early Termination Amount and if any of the shares of the Option Security so delivered remain unsold as of the Resale Date, such unsold shares will be refunded to the Company.

(e) The Company and GS&Co. hereby agree that the Default Payment Amount or the Early Termination Amount (as the case may be) and all other amounts due hereunder shall rank pari passu with that party's senior most debt.

(f) The parties agree that this Agreement shall be treated as a securities contract upon the occurrence of any of the events specified in clause (iii) of
Section 9.

(g) The parties hereby agree that the amounts recoverable under this Section 10 are not a penalty.

(h) The Non-Defaulting Party's rights under this Section 10 shall be cumulative and in addition to, and not in limitation or exclusion of, any other rights which the Non-Defaulting Party may have (whether by agreement, operation of law or otherwise) against the Defaulting Party.

11. Miscellaneous.

(a) A Confirmation sent by GS&Co. to the Company on a Business Day shall be deemed to have been received by the Company on the same day (or, if sent on a day which is not a Business Day, on the next succeeding Business Day) if sent by same-day messenger, by telex or other telecommunication device capable of transmitting or creating a written record of transmission, and on the third day after the day it is sent if by first class mail, postage prepaid (or, if mailed on a day which is a Federal holiday, three days after the next succeeding day which is not a Federal holiday). If the Company fails to object to the terms contained in a Confirmation within three Business Days after receipt thereof, the terms of such Option (as evidenced by the Confirmation) shall be deemed to have been accepted.

(b) Neither this Agreement nor any Option may be assigned or transferred by either party hereto without the consent of the other party, except for an assignment and delegation of all of GS&Co.'s rights and obligations hereunder in whatever form GS&Co. determines may be appropriate to a partnership, corporation, trust or other organization in whatever form that succeeds to all or substantially all of GS&Co.'s assets and business and that assumes such obligations by contract, operation of law or otherwise. Upon any such delegation and assumption of obligations, GS&Co. shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such delegation and assumption.

(c) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

(d) This Agreement and each Option entered into hereunder shall be subject to all laws, rules and regulations applicable thereto, including, but not by way of limitation, the provisions of the Securities Act, and the Exchange Act and all rules and regulations, promulgated or to be promulgated thereunder. The Company and GS&Co. each acknowledge that the Options acquired by it from the other party hereunder will not be registered under the Securities Act and will be sold by the issuer of the Option in reliance upon the exemption for private placements pursuant to Section 4(2) of the Securities Act.

(e) The parties hereby agree that this Agreement and the terms of each Option entered into hereunder are confidential and may not be publicly disclosed by either party except (a) as reasonably determined by the Company to be required or desirable to comply with its obligations under the Securities Act or the Exchange Act or (b) with the prior written consent of the other party or pursuant to the demand or requirement of any court, or (c) regulatory agency having jurisdiction over a party.

(f) Each Option is being entered into by the parties hereto acting as principal for their respective own account. Subject to the termination of any Option by expiration or full performance upon exercise, no failure on the part of either party to exercise, and no delay in exercising, any contractual right prior to termination of any such Option as aforesaid will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right. No modification or waiver of any provision hereof nor any consent to any departure by either party therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. All written notices hereunder shall be sent to a party at its address by mail, hand delivery or facsimile transmission as set forth below, or to such other address or telex number as a party shall have last notified the other party in writing, or to such other address as either party shall have last notified the other party in writing. For purposes of telephone notice, GS&Co.'s relevant telephone number and the Company's relevant telephone number are set forth below and each of GS&Co. and the Company shall notify the other in writing of any change thereof.

12. Arbitration.

(a) ARBITRATION IS FINAL AND BINDING ON THE COMPANY AND GS&CO.

(b) THE COMPANY AND GS&CO. ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL.

(c) PRE-ARBITRATION DISCOVERY SHALL BE GENERALLY MORE LIMITED THAN AND DIFFERENT FROM DISCOVERY ALLOWED IN COURT PROCEEDINGS.

(d) THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

(e) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

        ANY CONTROVERSY BETWEEN OR AMONG GS&CO. OR ITS AFFILIATES, OR ANY OF ITS OR THEIR PARTNERS, DIRECTORS, AGENTS OR EMPLOYEES, ON THE ONE HAND, AND THE COMPANY OR ITS AGENTS AND AFFILIATES, ON THE OTHER HAND, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OPTION ENTERED INTO HEREUNDER, SHALL BE SETTLED BY BINDING ARBITRATION, INCLUDING, WITHOUT LIMITATION, EITHER PARTY SEEKING INJUNCTIVE OR OTHER PRELIMINARY RELIEF NECESSARY TO PRESERVE THE STATUS QUO OR MATERIAL RIGHTS HEREUNDER PENDING ARBITRATION OF CLAIMS, IN ACCORDANCE WITH THE THEN CURRENT RULES OF, AT THE COMPANY'S ELECTION, THE AMERICAN ARBITRATION ASSOCIATION ("AAA") OR THE BOARD OF ARBITRATION OF THE NEW YORK STOCK EXCHANGE, INC. ("BANYSE"). IF THE COMPANY DOES NOT MAKE SUCH ELECTION BY REGISTERED MAIL ADDRESSED TO GS&CO. WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF NOTIFICATION FROM GS&CO. REQUESTING SUCH ELECTION, THEN THE COMPANY IRREVOCABLY AUTHORIZES GS&CO. TO MAKE SUCH ELECTION ON BEHALF OF THE COMPANY. THE AWARD OF THE ARBITRATORS SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION THEREOF.


        NEITHER PARTY SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:

        (i) THE CLASS CERTIFICATION IS DENIED;

        (ii) THE CLASS IS DECERTIFIED; OR

        (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT.


SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

        BY SIGNING BELOW, THE COMPANY ACKNOWLEDGES RECEIPT OF A COPY OF THIS OPTIONS AGREEMENT. A PRE-DISPUTE ARBITRATION CLAUSE IS CONTAINED IN SECTION 12 HEREOF.




                                GOLDMAN, SACHS & CO.
                                Name:    Tony Monaco
                                Address: 85 Broad Street
                                         New York, New York  10004

                                Telex No.:
                                    Domestic:         WU Tlex 12-5654 Goldsachs
                                    International:    ITT421344GOLSAX
                                                      TRT 177784 GSUT
                                                      WUI62506GOLSAC
                                Telefax No.:          212-902-8996
                                Telephone No.:        212-902-0112

                                Exercise Notice to:   Equity Operations: Options
                                                      and Derivatives

Accepted and Agreed to this

14th day of June, 1999.


By: LAM RESEARCH
Name: Craig Garber
Address: 4300 Cushing Parkway
         Freemont CA 94538
Telefax No.: 510-572-1586
Telephone No.: 510-572-1875
Exercise Notice to:  Craig Garber

                       PERFORMANCE ASSURANCE AMENDMENT TO
                    OTC ISSUER STOCK OPTION MASTER AGREEMENT


Goldman, Sachs & Co. ("GS&Co.") and Lam Research Corporation (the "Company"), having entered into an OTC Issuer Stock Option Master Agreement (the "Master Agreement"), agree that the Master Agreement is hereby amended and modified by adding the following subsections which shall form and be deemed an integral part of the Master Agreement as though included therein as of the date the Master Agreement became effective. All terms used but not defined herein shall have the meanings ascribed to such terms in the Master Agreement.

1.   PERFORMANCE ASSURANCE

(a) For each Put Option, the Company's "Performance Assurance Requirement" as of any day shall equal such Put Option's In-the-money amount on such day (if any); provided that in no event shall the Performance Assurance Requirement for any Put Option be less than zero. No Performance Assurance Requirement shall be applicable to Call Options or to any other obligation, duty or liability of the Company under the Master Agreement.

(b) The Company's "Aggregate Performance Assurance Requirement" as of any day shall equal the sum of (i) the Company's Basic Amount, plus the amount, if any, representing (ii) the sum of the Performance Assurance Requirements on such day for all outstanding Put Options written by the Company under the Master Agreement; provided that, notwithstanding the foregoing, if an Early Termination Event has occurred and is continuing and the Company elects to Net Share Settle the Early Termination Amount then the Company's "Aggregate Performance Assurance Requirement" shall be an amount equal to 110% of the aggregate strike price value of all of the Put Options.

(c) "Performance Assurance" will have the meaning specified in Section 4 hereof.

(d) "Basic Amount" shall mean an amount equal to 30% of the aggregate strike price value of all of the Put Options.

(e) "In-the-money" shall mean, in respect of a Put Option, an amount equal to the product of the excess (if any) of such Put Option's Exercise Price over the Market Price, multiplied by the quantity of Option Securities in respect of such Put Option.

(f) "Cash Performance Assurance" will have the meaning specified in Section 4 hereof.

(g)  "Non-Cash Performance Assurance" will have the meaning specified in
Section 4 hereof.

2.   PAYMENT/DELIVERY OF PERFORMANCE ASSURANCE

The Company will, on demand by GS&Co., pay or deliver to GS&Co., by the close of business in New York on the second Business Day following such demand, Performance Assurance equal to the Company's Aggregate Performance Assurance Requirement;

3.   GRANT OF SECURITY INTEREST

(a) The Company hereby grants to GS&Co. a first priority security interest in and a lien on, and a right of set-off against, all Performance Assurance and all property included therein, together with the proceeds thereof, any distributions thereon and any property delivered in substitution therefor, as security for the satisfaction of the obligations of the Company in respect of Put Options under the Master Agreement. In the event of an Event of Default or an Early Termination Event, GS&Co. shall have all of the rights with respect to the Performance Assurance granted to a secured party under the Uniform Commercial Code as then in effect in the State of New York. All Performance Assurance shall at all times remain the property of the Company subject only to the extent of the interest and rights therein of GS&Co. as the pledgee and secured party thereof.

(b) GS&Co. shall have the unrestricted right to use any Cash Performance Assurance included in the Performance Assurance (subject only to its obligation to return such Cash Performance Assurance to the Company in accordance with the terms hereof), including but not limited to the right to rehypothecate or transfer such Cash Performance Assurance to third parties.

(c) GS&Co. shall hold all Performance Assurance in a segregated account which identifies the Company as the owner thereof (subject to GS&Co.'s security interest therein) and shall take all action necessary to ensure that no creditor of GS&Co. obtains any interest whatsoever in the Non-Cash Performance Assurance therein.

4.   PERFORMANCE ASSURANCE

(a) "Performance Assurance" shall be provided by the deposit with GS&Co. of cash ("Cash Performance Assurance") or securities reasonably acceptable to GS&Co. ("Non-Cash Performance Assurance"), which shall consist of the following types and shall be valued at the current market value as determined in good faith by GS&Co. less the percentage of the current market value indicated below:

Securities issued or guaranteed by the United States or its Agencies

     Less than one year to maturity                                1%

     One year but less than three years to maturity                2

     Three years but less than five years to maturity              3

     Five years but less than ten years to maturity                4

     Ten years but less than twenty years to maturity              5

     Twenty years or more to maturity                              6

     U.S. Dollar denominated commercial paper rated at least
     A1/P1 with less than 90 days to maturity (cannot
     constitute more than 20% of the required Performance
     Assurance)                                                    5

Other Securities acceptable to GS&Co.              (to be determined)

(b) Any Cash Performance Assurance shall bear interest at a rate equal to the 13-week T-Bill Rate as in effect from time to time minus 25 basis points. Such accrued interest and any accrued interest and all products and proceeds of Non-Cash Performance Assurance that would constitute Performance Assurance hereunder shall automatically be included in the Performance Assurance.

(c) Provided that no Event of Default or Early Termination Event has occurred and is continuing under the Master Agreement, the Company may substitute other Performance Assurance for all or part of the Performance Assurance held by GS&Co. provided that the current market value of such substitute Performance Assurance as determined in good faith by GS&Co. less the percentage of the current market value indicated above, is at least equal to that of the Performance Assurance being replaced.

5.   REPRESENTATIONS.

The Company continuously represents and warrants that (i) this Performance Assurance Amendment to the Master Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, (ii) the grant of the security interest hereunder and the delivery of the Performance Assurance pursuant to this Performance Assurance Amendment to the Master Agreement will create a valid first-priority lien on and first-priority perfected security interest in the Performance Assurance securing the obligations of the Company in respect of Put Options under the Master Agreement, (iii) it has, and will have upon the deposit of any additional Performance Assurance with GS&Co., title to all of the Performance Assurance, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever ("Liens") and no Liens other than the Lien created hereby in favor of GS&Co. exist upon or with respect to any of the Performance Assurance,
(iv) no consent or approval of any person, entity or governmental or regulatory authority, or of any securities exchange, was or is necessary to create or perfect the Company's pledge of Performance Assurance hereunder, (v) the execution and delivery of this Performance Assurance Amendment to the Master Agreement by the Company and the performance by the Company of its obligations hereunder do not violate or conflict with, and will not result in a breach of or default under, any law applicable to it, any of its constitutional documents, any order, judgment or decree of any court or other agency or body or any contract, agreement or instrument to which it is a party or affecting any of its assets and will not result in the creation or imposition of a Lien on any of its assets (other than the Lien created hereby), (vi) the Company will faithfully preserve and protect GS&Co.'s security interest in the Performance Assurance, will defend GS&Co.'s right, title, lien and security interest in and to the Performance Assurance against the claims and demands of all persons whomsoever, and will do all such acts and things and execute and deliver all such documents and instruments, as GS&Co. in its sole discretion may reasonably deem necessary or advisable from time to time in order to preserve, protect and perfect such security interest or to enable GS&Co. to exercise or enforce its rights under this Performance Assurance Amendment to the Master Agreement with respect to any Performance Assurance, and (vii) the Company will not permit any Liens other than the Lien created hereby in favor of GS&Co. to exist upon any of the Performance Assurance.

6.   CHARGING AGAINST PERFORMANCE ASSURANCE

(a) Upon the occurrence of an Event of Default or an Early Termination event, GS&Co. may upon 1 Business Day's notice to the Company net the amount, if any, then due, in respect of Put Options, to GS&Co. by the Company, against the Performance Assurance held by GS&Co. The liquidation of Non-Cash Performance Assurance shall be accomplished by a public or private sale of the Performance Assurance conducted by GS&Co. in a commercially reasonable manner. The Company agrees that GS&Co. may be the purchaser of any or all of the Performance Assurance so sold.

(b) Promptly after any such netting, GS&Co. shall deliver to the Company a detailed written itemization of amounts so charged and discharged. In the case of all sales of Non-Cash Performance Assurance, public or private, the Company shall pay all reasonable and customary costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees and all liabilities and advances made or incurred by GS&Co. in connection with such sale or delivery, and after deducting such costs and expenses



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
from the proceeds of sale, GS&Co. shall apply any residue first, to the payment of the costs and expenses, including legal fees, incurred by GS&Co. in connection with the enforcement of this Performance Assurance Amendment to the Master Agreement and second, to the payment of any amounts owed to GS&Co. by the Company in respect of Put Options. The balance, if any, remaining after payment in full of all such amounts shall be paid to or on the order of the Company in accordance with Section 7(b) hereof.

(c) The Company shall in all events remain liable for any amounts remaining unpaid after any such netting.

7.  RETURN OF PERFORMANCE ASSURANCE

(a) Provided that no Event of Default or Early Termination Event has occurred and is continuing under the Master Agreement, if the value of Performance Assurance held by GS&Co. exceeds the Company's Aggregate Performance Assurance Requirement by more than $250,000, then GS&Co. shall, at the Company's written request, return Performance Assurance to the Company sufficient to reduce the amount of Performance Assurance held by GS&Co. to an amount not less than the Company's Aggregate Performance Assurance Requirement at such time. Such return shall not be later than the close of business in New York on the second Business Day following such written request.

(b) Not later than the close of business in New York on the second Business Day after there shall have been no Put Options outstanding under the Master Agreement and the Company shall have satisfied its monetary obligations to GS&Co. in respect of such Put Options, GS&Co. shall return to the Company all Performance Assurance (including the Basic Amount) and all accrued interest thereon and proceeds thereof.

Agreed to on June 14, 1999

Goldman, Sachs & Co.                    Lam Research Corporation


By:                                     By:
   -------------------------               -------------------------------------
Name:                                   Name: Craig Garber
Title: Managing Director                Title: Vice President and Treasurer


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